Exhibit 5.1

Partners:

Paul Aherne **

Joanne Collett *

Mark Cummings *****

Stuart D’Addona ****

Nicholas Davies ***

Shamar Ennis ***

James Gaden ****

Kristen Kwok **

Jo Lit *

Callum McNeil **

Alice Molan ******

Andrew Randall **

Rupen Shah *******

Denise Wong **

15 December 2020	Our Ref: JWYL/BL/Q0149-H20000

iQIYI, Inc.

Intertrust Corporate Services (Cayman) Limited,

190 Elgin Avenue, George Town,

Grand Cayman KY1-9005, Cayman Islands

Dear Sirs

iQIYI, Inc.

We have acted as Cayman Islands legal advisers to iQIYI, Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, as the case may be.

The Registration Statement relates to (a) the offering by the Company of American Depositary Shares, each representing seven of the Company’s Class A Ordinary Shares of a par value of US$0.00001 each (the “Class A Ordinary Shares”); and (b) the issuance and sale from time to time, in one or more series, of debt securities of the Company (the “Debt Securities”).

We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

Unless otherwise provided in any prospectus supplement to the prospectus forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities are to be issued under an indenture to be entered into between the Company and Citibank, N.A. as trustee.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions which are the subject of this opinion.

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Ireland; ******Victoria (Australia); *******Bermuda

WALKERS	Page 2

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1. The Company is an exempted company duly incorporated with limited liability, validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

2.  The authorized share capital of the Company is US$1,000,000 divided into 100,000,000,000 shares comprising of (i) 94,000,000,000 Class A ordinary shares of a par value of US$0.00001 each, (ii) 5,000,000,000 Class B ordinary shares of a par value of US$0.00001 each and (iii) 1,000,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with the Ninth Amended and Restated Memorandum and Articles of Association of the Company.

3.  The issue and allotment of the Class A Ordinary Shares pursuant to the Registration Statement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Class A Ordinary Shares to be issued by the Company will be validly issued, allotted and fully paid, and there will be no further obligation on the holder of any of the Class A Ordinary Shares to make any further payment to the Company in respect of such Class A Ordinary Shares.

4.  The execution, issuance, delivery and performance of the Debt Securities have been duly authorised. Upon the execution, issuance and unconditional delivery of the Debt Securities by an Officer (as defined in the Resolutions as referred to in Schedule 1 of this opinion) for and on behalf of the Company, the Debt Securities will have been duly executed, issued and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

5.  The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects. Such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the references to our firm under the headings “Enforceability of Civil Liabilities”, “Description of Share Capital”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

WALKERS	Page 3

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers (HONG KONG)
WALKERS (HONG KONG)

WALKERS	Page 4

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.  The Certificate of Incorporation dated 27 November 2009, the Certificate of Incorporation on Change of Name dated 13 September 2010, the Certificate of Incorporation on Change of Name dated 5 December 2017, the Ninth Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on 12 March 2018 and effective immediately prior to the completion of the initial public offering of the Company’s American Depositary Shares representing its Class A Ordinary Shares (the “Memorandum and Articles”), Register of Members and Register of Directors of the Company, copies of which have been provided to us by the Company’s registered office (together, the “Company Records”).

2. A Certificate of Good Standing dated 12 November 2020 in respect of the Company issued by the Registrar.

3.  A copy of executed written resolutions of the shareholders of the Company dated 30 November 2017, copies of executed written resolutions of the Board of Directors of the Company dated 27 February 2018 and 15 December 2020 and a copy of executed written resolutions of the shareholders of the Company dated 12 March 2018 (the “Resolutions”).

4. A certificate from a director of the Company dated 15 December 2020, a copy of which is attached hereto (the “Director’s Certificate”).

5. The Registration Statement.

6. A copy of the form of base indenture between the Company and Citibank, N.A., as trustee, relating to the Debt Securities.

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SCHEDULE 2

ASSUMPTIONS

1.  The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2. The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

3. The Director’s Certificate is true and correct as of the date hereof.

4. The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman Islands law.

WALKERS	Page 6

iQIYI, Inc.

Intertrust Corporate Services (Cayman) Limited,
190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands

15 December 2020 Walkers (Hong Kong) 15th Floor, Alexandra House 18 Chater Road, Central Hong Kong Dear Sirs,

iQIYI, Inc. (the “Company”) – Director’s Certificate
I, Yu Gong, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1. the Memorandum and Articles remain in full force and effect and are otherwise unamended;

2.  the written resolutions of the shareholders of the Company dated 30 November 2017 and 12 March 2018 were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

3.  the written resolutions of the board of directors dated 15 December 2020 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

4.  there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Class A Ordinary Shares or Debt Securities.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.

[Signature Page to Follow]

WALKERS	Page 7

Signature:	/s/ Yu Gong
Yu Gong
Director